Exhibit 99.1

OMNIVISION, HUA CAPITAL MANAGEMENT, CITIC CAPITAL AND GOLDSTONE INVESTMENT ANNOUNCE THE COMPLETION OF THE ACQUISITION OF OMNIVISION BY HUA CAPITAL MANAGEMENT, CITIC CAPITAL AND GOLDSTONE INVESTMENT

SANTA CLARA, CA and BEIJING, CHINA — January 28, 2016 — OmniVision Technologies, Inc. (OVTI), a leading developer of advanced digital imaging solutions, and a consortium composed of Hua Capital Management Co., Ltd., CITIC Capital Holdings Limited and Goldstone Investment Co., Ltd. (collectively, the “Consortium”) today announced that the Consortium has completed the previously announced acquisition of OmniVision. As a result of the completion of the acquisition, trading of OmniVision common stock on the NASDAQ Global Select Market will be halted before the opening of the market today and will be suspended effective as of the close of business today. Under the terms of the definitive agreement regarding the acquisition of OmniVision, OmniVision stockholders will receive $29.75 per share in cash, or a total of approximately $1.9 billion.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products are highly integrated, single-chip CMOS image sensors for consumer and commercial applications, including mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

About Hua Capital Management

Hua Capital Management Co., Ltd., based in Beijing, China, was founded by an experienced investment team focused on the semiconductor industry and related areas. The firm’s principals consist of semiconductor industry entrepreneurs, each with more than 20 years’ experience in semiconductor industry entrepreneurship, management and investing. Hua Capital Management’s valued-added approach leverages operational and financial expertise to help portfolio companies realize their full potential and become leaders in the semiconductor industry.

About CITIC Capital

Founded in 2002, CITIC Capital Holdings Limited is an alternative investment management and advisory company. The firm manages $5 billion of capital from a diverse group of international and Chinese investors. Core businesses include Private Equity, Real Estate, Structured Investment and Finance, Asset Management and Venture. CITIC Capital currently employs over 200 staff members throughout its offices in Hong Kong, Shanghai, Beijing, Shenzhen, Tokyo and New York.  The firm combines a deep knowledge of the Chinese business and financial markets with world-class investment expertise to create and maximize value for its investors. For more information, please visit www.citiccapital.com.

About Goldstone Investment

Goldstone Investment Co., Ltd. was incorporated in Beijing in October 2007 with registered capital of RMB 4.6 billion. As a wholly-owned subsidiary of CITIC Securities Co., Ltd., it is solely engaged in direct equity investment and focuses on private companies with the potential of going public. Goldstone Investment was among the first direct equity investment arms of a Chinese securities firm. From 2007, Goldstone Investment has invested in over 100+ transactions, totaling over RMB 12 billion (~$1.8 billion).

Legal Notice Regarding Forward-Looking Statements

This communication contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include information concerning possible or assumed future results of operations of OmniVision. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss OmniVision’s future expectations or state other forward-looking information and may involve known and unknown risks over which OmniVision has no control. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, OmniVision does not undertake to update these forward-looking statements to reflect future events or circumstances.

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CONTACTS

For OmniVision:

INVESTOR RELATIONS

Mary McGowan

mary@blackburncommunication.com

For Hua Capital Management, CITIC Capital and Goldstone Investment:

Zhibin Chen, Director

zhibin.chen@hua-capital.com

Vivian Fu, Vice President, Corporate Relations

info@citiccapital.com

Yao Sun, Vice President

sunyao@citicgs.com